UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2020

Kingfish Holding Corporation
(Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2641 49th Street, Sarasota, Florida	34234
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 870-2986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In order for the Company to finance the preparation and filing of its delinquent periodic reports with the Securities and Exchange Commission (the “Commission”), as described in Item 7.01 of this Current Report on Form 8-K, James K. Toomey, the Company’s corporate secretary and a director, made the following loans to the Company in an aggregate amount of $130,000 during the fiscal years ended September 30, 2021 and 2020 (referred to as the Toomey Loans):

•	On May 5, 2020, a loan of $5,000 in principal amount;
•	On October 19, 2020, a loan of $25,000 in principal amount; and
•	On December 21, 2020, a loan of $100,000 in principal amount.

The Toomey Loans are evidenced by a consolidated promissory note, dated February 1, 2021, issued by the Company to Mr. Toomey (the “2021 Promissory Note”). The 2021 Promissory Note bears interest, commencing on the date of the loan, at an initial rate of 2% per annum and the note matures on December 31, 2023. The maturity date of the 2021 Promissory Notes will accelerate and be due and payable immediately upon any change of control, merger, or other business combination (as defined in the 2021 Promissory Note). If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the 2021 Promissory Note will bear interest at a rate of 5% per annum, commencing on the date of any such extension. The 2021 Promissory Note is not convertible into our common shares. The foregoing description of the 2021 Promissory Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2021 Promissory Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Form 8-K by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On October 21, 2020, we retained Accell Audit & Compliance P.A. (“Accell”), as our new independent registered public accounting firm, to audit our financial statements for the fiscal years ending September 30, 2016 through 2020, in connection with the filing of our delinquent SEC filings. This engagement was further extended on October 5, 2021 to include the audit our financial statements for the fiscal year ending September 30, 2021 and performance of the required quarterly reviews during the fiscal year ending September 30, 2021. The appointment and extension was approved by our Board of Directors. As a result of our engagement of Accell on October 21, 2020, we dismissed Warren Averett, LLC (“Warren Averett”) as our independent auditor.

During the fiscal years ended year ended September 30, 2015 and 2014 (the date of the last audits prepared by Warren Averett), during the two most recent fiscal years (September 30, 2021 and 2020), and through date of dismissal, there were no disagreements with Warren Averett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Warren Averett, would have caused Warren Averett to make reference to the subject matter of the disagreement in its report. There have been no reportable events as provided in Item 304(a)(1)(v) of Regulation S-K up to and including the dismissal of Warren Averett, except that such reports contained an explanatory paragraph in respect to uncertainty as to the Company’s ability to continue as a going concern.

Warren Averett’s report on the consolidated financial statements of the Company as, at, and for the fiscal years ended September 30, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports contained an explanatory paragraph in respect to uncertainty as to the Company’s ability to continue as a going concern and identified certain material weakness in our internal controls over financial reportiog. There were and are no limitations placed on Warren Averett or Warren Averett concerning the inquiry of any matter related to the Company’s financial reporting.

On February 15, 2022, the Company provided Warren Averett with a copy of the foregoing disclosure and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of the letter from Warren Averett dated February 17, 2022 is attached hereto as Exhibit 16.1 to this Form 8-K.

During the Company’s two most recent fiscal years and any subsequent interim period preceding such engagement, we have not previously consulted with Accell with respect to either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written or oral advice was given to the Company by Accell that Accell concluded was an important factor considered by the Company in reaching its decision as to the accounting, auditing, or financial reporting issue; or (b) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event as that term is described in Item 304(a)(1)(v) of Regulation S-K.

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Item 7.01. Regulation FD Disclosure.

The Company was unsuccessful in its endeavor to identify and engage in a business combination with a potential target company or business following the reactivation of its reporting obligations under the Securities Exchange Act of 1934 (“Exchange Act”) in December 2014 and, as of the fiscal year ended September 30, 2016, the Company had expended substantially all of its available cash and was unable to secure any additional funds to finance its operations. As a result, the Company was unable to prepare and timely file its periodic reports under the Exchange Act, commencing with its Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and, other than maintaining its corporate status, was dormant from such date through May 2020.

In 2020, the Company re-evaluated the current business environment and determined that circumstances had changed sufficiently so that identifying target and completing a business combination may be more likely than was previously the case. As part of this strategy, the Company determined to attempt to seek the financing necessary to prepare and file all of its delinquent periodic reports on Form 10-K that it was required to make under the Exchange Act since 2016, as well as Forms 10-Q for the most recently completed fiscal year end, and to again aggressively pursue an acquisition target. In order for the Company to finance the preparation and filing of such delinquent periodic report with the Commission, the Company borrowed approximately $130,000 through the Toomey Loans as described in item 1.01 of this Form 8-K. Following receipt of the Toomey Loans, the Company engaged legal and accounting professionals to assist in preparing and filing with the Commission all of such delinquent periodic reports and expects to make such filings on or about March 1, 2022.

As of the date of filing of this Form 10-K, the Company entered into preliminary discussions regarding a potential business combination and equity financing transaction with Renovo Resource Solutions, Inc. (“Renovo”), a Florida corporation located in Manatee County, Florida, and 6, LLC, a Florida limited liability real estate holding company controlled by Renovo which owns the land on which Renovo conducts its business (Renovo and 6 LLC, collectively the “Renovo Group”). Renovo is engaged in an environmentally friendly scrap yard operation. Renovo’s operation are located on a site specifically engineered for its business and includes a new constructed facility for its operations. Renovo is a privately held company in which Mr. Toomey and his family have a one-third ownership interest. The Company has only commenced preliminary discussions with the Renovo Group and has not entered into a letter of intent or other undertaking with Renovo. It is anticipated that when the Company is analyzing the available alternatives, it will consider and evaluate, among other things, a potential business combination with Renovo in combination with a simultaneous equity financing transaction.

The Renovo Group has incurred indebtedness of approximately $6.1 million in connection with its business operations and land holdings, consisting primarily of the construction costs incurred in connection with its newly constructed facilities. In order for a business combination with the Renovo Group to be feasible, the Company and Renovo would need to simultaneously raise approximately $12,500,000 in equity financing (“Equity Financing”) at the time of any such potential business combination in order (a) to repay the Company’s outstanding indebtedness owed to Mr. Toomey, (b) to pay the costs associated with any business combination transaction and Equity Financing, and (c) for the Renovo Group to repay its outstanding debt obligations, to pay its operating expenses until such expenses can be paid from operating income, to finance the completion of the permitting and improvements needed on its operational site, and to permit it to take advantage of operational opportunities in its local community. Accordingly, if the Company were to pursue a business combination with Renovo under such circumstances, it would likely require as a condition to any such business combination that the necessary Equity Financing be firmly committed and made available at the time of the consummation of such business combination. In the event that the Renovo Group is unable to commit to timely raising such Equity Financing, the Company would have no interest in pursuing a business combination transaction with the Renovo Group. Although we have commenced negotiations with the Renovo Group, we have not entered into a letter of intent or other undertaking with the Renovo Group for a business combination and no source of Equity Financing has been secured or is in the process of negotiations at this time. In view of the number of significant uncertainties surrounding a possible transaction, there is no assurance that the Company and the Renovo Group will reach any agreement with respect to a business combination and, if so, that they will be able to secure the Equity Financing necessary to consummation of such a transaction..

The information included in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Promissory Note, dated February 1, 2021 in favor of James K. Toomey in the principal amount of $130,000.

16.1	Letter from Warren Averett, LLC, dated February 17, 2022.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGFISH HOLDING CORPORATION

Date: February 17, 2022	By:	/s/ Ted Sparling
Ted Sparling
President and Chief Executive Officer

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